UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 10, 2013

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2013, Primus Telecommunications Group, Incorporated (“PTGi”) announced that PTGi and each of Primus Telecommunications Holding, Inc. (“PTHI”), Primus Telecommunications International, Inc. (“PTII”) and Lingo Holdings, Inc. (“Lingo Holdings”, and together with PTHI and PTII, the “Sellers”), direct or indirect wholly owned subsidiaries of PTGi, entered into an equity purchase agreement dated as of May 10, 2013 (the “Purchase Agreement”) with PTUS, Inc. (“US Acquireco”) and PTCAN, Inc. (“CAN Acquireco” and together with US Acquireco, the “Purchasers”), affiliates of York Capital Management, an investment firm, to sell to the Purchasers all of the outstanding equity of each of Primus Telecommunications, Inc. (“PTI”), Lingo, Inc. (“Lingo”), iPrimus, USA, Inc. (“iPrimus”), 3620212 Canada Inc. (“Primus Canada”), Primus Telecommunications Canada Inc. (“PTCI”), Telesonic Communications Inc. (“Telesonic”), and Globility Communications Corporation (“Globility”, and together with PTI, Lingo, iPrimus, Primus Canada, PTCI and Telesonic, the “Companies”), indirect or direct wholly owned subsidiaries of PTGi, for approximately US$129 million (the “Transaction”). The purchase price is subject to potential downward or upward post-closing adjustments based on net working capital and cash at closing. The Purchase Agreement contains customary indemnification obligations, representations, warranties and covenants for a transaction of this nature. Certain indemnification obligations are subject to a cap of approximately US$12.9 million. In addition, the Purchase Agreement provides that the Sellers must, for 14 months after the closing of the Transaction, maintain a minimum balance of cash and cash equivalents necessary to satisfy PTGi’s indemnification obligations under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, US$6.45 million of the purchase price will be placed in escrow to be released 14 months after the closing date, subject to any deductions required to satisfy indemnification obligations of PTGi under the Purchase Agreement. In addition, US$4 million of the purchase price will be placed in escrow to cover any payments required in connection with the post-closing working capital and cash adjustments, which escrow amount will be released when such adjustments are conclusively agreed upon. Furthermore, US$4.8 million of the purchase price will be placed in escrow to cover certain tax liabilities, which escrow amount will be released after a positive ruling with respect to the underlying matter is received or 30 days after expiration of the applicable statute of limitations relating to the underlying matter.

The Purchase Agreement also contains certain termination rights for PTGi, the Sellers and the Purchasers, including the right of PTGi and the Sellers, in certain circumstances, to terminate the Purchase Agreement and accept a superior proposal. If the Purchase Agreement is terminated, in certain circumstances, the Sellers would be required to pay to the Purchasers reasonable costs and expenses incurred by the Purchasers of up to 1% of the purchase price or a termination fee equal to US$3.87 million. In certain circumstances in which the Purchase Agreement is terminated or the Purchasers breach the Purchase Agreement, Purchasers would be required to pay to PTGi a reverse termination fee equal to US$25 million as liquidated damages.

The Companies conduct PTGi’s North America retail telecommunications operations in the United States and Canada.

The transactions contemplated by the Purchase Agreement were approved by the Board of Directors of PTGi as well as the special committee of the Board of Directors of PTGi. The Transaction will require PTGi stockholder approval and regulatory approvals, and is subject to customary closing conditions. The Transaction is currently expected to close by the third quarter of the year ending December 31, 2013, with the exception of the sale of PTI. Subject to regulatory approvals, the sale of PTI is expected to close subsequent to the third quarter of the year ended December 31, 2013. Approximately US$126 million, subject to any adjustments pursuant to the Purchase Agreement, is required to be paid on the initial closing, with the remainder to be paid upon closing of the sale of PTI.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. PTGi has attached the Purchase Agreement to provide information about the terms contained therein, and the Purchase Agreement is not intended to provide any factual information about any party thereto. Specifically, the Purchase Agreement contains a number of representations and warranties which the parties have made to each other. The assertions made in those representations and warranties are qualified by information in confidential disclosure schedules provided by the Sellers to the Purchasers, which have not been provided as an exhibit to this Current Report on Form 8-K. Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Purchase Agreement rather than to make affirmative factual claims or statements. Accordingly, such representations and warranties should not be relied upon as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On May 10, 2013, PTGi issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, publicly announcing the transactions contemplated by the Purchase Agreement.

Attached as Exhibit 99.2 and incorporated herein by reference is a Question and Answer document for use by PTGi in responding to inquiries regarding the transactions contemplated by the Purchase Agreement.

On May 10, 2013, PTGi issued an announcement to its employees regarding the transactions contemplated by the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information furnished pursuant to this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto is not intended to constitute a determination by PTGi that the information is material or that the dissemination of the information is required by Regulation FD.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the North American retail operations of PTGi by affiliates of York Capital Management. In connection with the proposed transaction, PTGi will file with the Securities and Exchange Commission (the “SEC”) and furnish to PTGi’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, PTGi’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. PTGi’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, PTGi’s stockholders may obtain a free copy of PTGi’s filings with the SEC from PTGi’s website at http://www.ptgi.com under “Investor Relations” or by directing a request to: Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attn: Investor Relations, (703) 748-8050, ir@ptgi.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of PTGi may be deemed “participants” in the solicitation of proxies from stockholders of PTGi in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of PTGi in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about PTGi’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 30, 2013.

Forward-Looking Statements

This report contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the SEC, which are available through our website at www.ptgi.com. Factors that relate to the proposed divestiture of PTGi’s North America retail telecommunications operations include the risk that we may not obtain stockholder and regulatory approval of the transactions contemplated by the Purchase Agreement on the proposed terms and schedule; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the Purchase Agreement; and the risk that the transactions contemplated by the Purchase Agreement may not be completed in the time frame expected by the parties or at all. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated May 10, 2013

99.1	Press Release, dated May 10, 2013

99.2	Q&A relating to PTGi’s sale of North America retail telecommunications operations

99.3	Announcement to PTGi employees of PTGi’s sale of North America retail telecommunications operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013

Primus Telecommunications Group, Incorporated

By:	/s/ Andrew Day
Name:	Andrew Day
Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated May 10, 2013

99.1	Press Release, dated May 10, 2013

99.2	Q&A relating to PTGi’s sale of North America retail telecommunications operations

99.3	Announcement to PTGi employees of PTGi’s sale of North America retail telecommunications operations